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                                                                      Exhibit 99

                                August 23, 2001



PRIVATE & CONFIDENTIAL
----------------------

Board of Directors
Value City Department Stores, Inc.
3241 Westerville Road
Columbus, OH  43224-3751

Ladies and Gentlemen:

         This letter ("Letter") will serve as a statement of intent of Schottenstein Stores Corporation (or an entity controlled by Schottenstein Stores Corporation) ("SSC") regarding a proposed transaction with Value City Department Stores, Inc. ("VCDS"), upon the terms and subject to the conditions described generally in this Letter.

         1. PROPOSED TRANSACTION. SSC proposes to acquire all of the capital stock or assets of Shonac Corporation, DSW Shoe Warehouse, Inc. and Filene's Basement, Inc., and the subsidiaries of each of them (collectively, the "Companies"), for an aggregate purchase price of $275 million (consisting of $200 million in cash and the assumption of the $75 million VCDS Senior Subordinated Convertible Loan) (the "Transaction"), pursuant to a definitive purchase agreement (the "Purchase Agreement") containing customary representations, warranties, covenants, closing conditions and remedies.

         2. AMENDED CREDIT FACILITY AND PURCHASE PRICE ADVANCE. Simultaneous with the execution of this Letter, SSC agrees, subject to approval of the bank group to the VCDS Subordinated Credit Facility (as that term is defined below), to (a) execute an amendment to the VCDS Subordinated Credit Facility (the "VCDS Sub Credit Facility"), in the form attached hereto as Exhibit A, which increases the line of credit under the VCDS Sub Credit Facility from $50 million to $100 million, and (b) in addition to the credit already extended under the VCDS Sub Credit Facility, allow VCDS to immediately draw $50 million on the VCDS Sub Credit Agreement on the terms set forth in the VCDS Sub Credit Facility. At the closing of the Transaction, the outstanding amounts under the VCDS Sub Credit Facility will be offset against the purchase price for the Companies.

         3. PREPARATION OF THE PURCHASE AGREEMENT. SSC and VCDS will cooperate with each other and use commercially reasonable efforts to negotiate and execute the Purchase Agreement that contains no due diligence or financing conditions on or before September 15, 2001.

         4. SSC'S CONDITIONS. The obligation of SSC to consummate the Transaction is subject to, among other things, the following conditions:





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                  (a) VCDS obtaining approval of the Transaction from the
         banking group which has the current banking facility with VCDS and which is led by National City Bank and Bank One Capital Group;

                  (b) satisfactory completion of due diligence;

                  (c) approval of the Transaction by the SSC Board of Directors and by the Special Committee and the Board of VCDS;

                  (d) the negotiation, execution and delivery of a mutually satisfactory Purchase Agreement;

                  (e) the obtaining of all required material governmental and regulatory approvals on terms and conditions which are reasonably satisfactory to SSC;

                  (f) the obtaining of all required material consents, assignments or approvals from third parties;

                  (g) no pending material litigation, and no material adverse change in the business, assets, results of operations, financial condition, or prospects of the Companies;

                  (h) execution by SSC and VCDS of a mutually satisfactory shared services agreement with respect to the Companies;

                  (i) execution by SSC and VCDS of a mutually satisfactory tax sharing agreement with respect to the use of NOLs of the Companies; and

                  (j) payment and settlement, at the closing of the Transaction or in the ordinary course of business following the closing of the Transaction, of all accounts, including without limitation intercompany balances, accounts payable, and accounts receivable between SSC and any of the Companies and between VCDS and any of the Companies, as mutually agreed to by the parties pursuant to a schedule to the Purchase Agreement.

         5. VCDS' Conditions. The obligation of VCDS to consummate the Transaction is subject to, among other things, the following conditions:

                  (a) obtaining approval of the Transaction from the banking group which has the current banking facility with VCDS and which is led by National City Bank and Bank One Capital Group;

                  (b) approval of the Transaction and the Purchase Agreement by the SSC Board of Directors and by the Special Committee and the Board of VCDS;



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                  (c) the negotiation, execution and delivery of a mutually
         satisfactory Purchase Agreement;

                  (d) the obtaining of all required material governmental and regulatory approvals on terms and conditions which are reasonably satisfactory to VCDS;

                  (e) the obtaining of all required material consents, assignments or approvals from third parties;

                  (f) no temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of the transactions contemplated hereby, or, to the knowledge of any party, any pending or threatened action by any governmental authority prohibiting or seeking to prohibit the consummation of the transactions contemplated hereby;

                  (g) execution by SSC and VCDS of a mutually satisfactory shared services agreement with respect to the Companies;

                  (h) execution by SSC and VCDS of a mutually satisfactory tax sharing agreement with respect to the use of NOLs of the Companies; and

                  (i) payment and settlement of all accounts, including without limitation intercompany balances, accounts payable, and accounts receivable between SSC and any of the Companies and between VCDS and any of the Companies, at the closing of the Transaction or in the ordinary course of business following the closing of the Transaction.

         6. INSPECTION AND ACCESS TO INFORMATION. In order to permit SSC, its equity partners and other financing sources to continue with their due diligence, VCDS agrees to: (i) provide SSC, its equity partners, financing sources and their authorized representatives with full access to, and make available to them for inspection and review, all properties, books, records, accounts, tax returns, agreements and documents of or relating to the Companies and their business; (ii) furnish SSC, its equity partners, financing sources and such representatives any financial and other information with respect to the Companies and their business as may be reasonably requested from time to time; and (iii) make the employees, attorneys and accountants of the Companies available for consultation, and permit access by SSC, its equity partners, financing sources and their representatives to persons as the parties shall mutually agree for verification of any information so obtained; provided, however, that SSC and its equity partners or sources execute an agreement having the same terms and confidentiality, non-solicitation, and/or non-competition restrictions imposed on all other interested third parties and bidders for the Companies.

         7. ANNOUNCEMENTS. Except as otherwise required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc., all public communications relating to the Transaction contemplated hereby are subject to the approval of each of SSC and VCDS, which in


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each case will not be unreasonably withheld.

         8. EXPENSES. Each party hereto will pay its own costs and expenses incurred in connection with the preparation and negotiation of this Letter, the Purchase Agreement and the transactions contemplated hereby and thereby (whether or not such transactions are consummated), including counsel fees and disbursements and investment banking fees.

         9. SOLICITATION PERIOD.

            (a) The parties agree that the Special Committee of the Board of Directors of VCDS, through and including August 31, 2001, will have the right to solicit, initiate or encourage any inquiries or indications of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as that term is defined below) with VCDS and the right to terminate this Letter if a Superior Proposal (as that term is defined below) is received. Nothing in this paragraph 9(a) will prohibit the right of VCDS and the Special Committee of the Board of Directors of VCDS to terminate this Letter at any time in accordance with, and subject to the obligations of, paragraph 10 below. VCDS agrees to furnish to SSC a list of prospects for the acquisition of the Companies no later than September 7, 2001.

            (b) Notwithstanding the foregoing, nothing in this Letter shall prohibit or in any way limit VCDS' or the Special Committee's right to solicit, initiate or encourage any inquiries, conduct discussions, respond to inquiries or proposals, make proposals, provide due diligence, negotiate agreements, or take any other action, that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, with or from any party who has made an indication of interest to acquire any of the Companies on or before August 31, 2001; provided, however, that such right will terminate on the later of the execution of a Purchase Agreement with SSC or October 15, 2001.

            (c) Nothing contained in paragraph 9 will, subject to the fiduciary obligations of the Board of Directors of VCDS or any committee thereof under applicable law as advised by their respective counsel, restrict or prohibit the Board of Directors of VCDS or any committee thereof from considering and responding to an unsolicited bona fide offer to purchase VCDS or one or more of the Companies, which offer is received by VCDS prior to the consummation of the Transaction. The Board of Directors of VCDS or any committee thereof may take any and all actions as are necessary to discharge their fiduciary duties in considering an unsolicited bona fide offer without violating the terms of this Letter.

         10. TERMINATION. This Letter will automatically terminate upon the execution of a Purchase Agreement. SSC may terminate this Letter at any time prior to the execution of the Purchase Agreement without any further obligation under this Letter for any reason whatsoever. In addition, subject to the obligations set forth in paragraph 11 below, VCDS may terminate this Letter at any time prior to the execution of the Purchase Agreement without any further obligation under this Letter for any reason whatsoever. Termination of this Letter by either SSC or VCDS shall have no effect upon the terms of the VCDS Sub Credit Facility.



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         11. TERMINATION FEE.

             (a) At any time, upon having received a bona fide proposal that the Special Committee of the Board of Directors of VCDS concludes if consummated would be a Superior Proposal, VCDS may terminate this Letter pursuant to paragraph 10 above.

             (b) In the event that this Letter is terminated by VCDS pursuant to
(i) paragraph 11(a), or (ii) pursuant to paragraph 10 (provided that, at the time of such termination, SSC is not in material breach of this Letter and the VCDS Sub Credit Facility has been executed) and, within 12 months after such termination, VCDS completes a transaction for the sale of the Companies with a third party with respect to an Acquisition Proposal, then VCDS shall promptly, but in no event later than five (5) business days after the date of such termination, pay to SSC a fee equal to $8,450,000 (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that VCDS will have no obligation to pay to SSC the Termination Fee if:

                  (1) SSC terminates this Letter for any reason; provided, however, that VCDS shall be obligated to pay to SSC the Termination Fee if (x) SSC terminates this Letter for reason of a material breach by VCDS of its obligations under this Letter, and (y) within 12 months after SSC's termination, VCDS completes a transaction for the sale of the Companies with a third party with respect to an Acquisition Proposal;

                  (2) at the time of termination, SSC is in material default of any obligation under this Letter or the VCDS Sub Credit Facility;

                  (3) VCDS terminates this Letter or the Transaction in connection with a refinancing of VCDS and/or the Companies; or

                  (4) VCDS terminates this Letter or the Transaction in connection with a transaction in which SSC directly or indirectly through an affiliate participates that results in VCDS' acceptance of a Superior Proposal.

For the avoidance of doubt, SSC expressly acknowledges that it will only be entitled to receive a one-time fee in the aggregate equal to the Termination Fee, regardless of whether each of the Companies is sold individually or as a group pursuant to a Superior Proposal. For purposes of this Letter, SSC and VCDS hereby expressly agree that the failure to negotiate and execute the Purchase Agreement on or before September 15, 2001 shall not constitute a material default for purposes of paragraphs 11(b)(ii), 11(b)(1), and 11(b)(2) above. For purposes of this Letter, the repayment of debt owed to SSC in connection with the acceptance of a Superior Proposal will not constitute participation in the transaction by SSC for purposes of paragraph 11(b)(4).

             (c) For purposes of this Letter, "Superior Proposal" means any offer made by a third party to consummate an Acquisition Proposal for any one or more of the Companies on terms which the Special Committee of the Board of Directors of VCDS determines in good faith (after consultation with outside counsel and following receipt of the advice of a financial advisor of nationally recognized reputation) (i) to be superior to the transactions contemplated by this


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Letter, (ii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the members of the Special Committee of the Board of Directors of VCDS, is reasonably capable of being obtained by such third party and (iii) for which, in the good faith judgment of the members of the Special Committee of the Board of Directors of VCDS, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained in a timely manner; provided, however, that subparagraphs (ii) and (iii) above will apply only if, in the good faith judgment of the members of the Special Committee of the Board of Directors of VCDS, SSC meets the same standards.

             (d) For purposes of this Letter, "Acquisition Proposal" means an inquiry, offer, or proposal regarding the following (other than transactions contemplated by this Letter with SSC): (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction directly or indirectly involving one or more of the Companies; or (ii) any direct or indirect sale, lease, exchange, transfer or other disposition of the capital stock or all or substantially all of the assets of one or more of the Companies, in either case, in a single transaction or series of related transactions.

         12. GOVERNING LAW. The validity, interpretation, performance and enforcement of this Letter will be governed by the laws of the State of Ohio without giving effect to the laws, rules and principles of the State of Ohio regarding conflicts of laws.

         13. NON-BINDING NATURE OF LETTER. Except for the provisions of paragraphs 7, 8, 9(b), 10, and 11 hereof, this Letter, including, without limitation, the proposal set forth herein, is a non-binding statement of intent only and does not impose any obligation or liability on SSC or VCDS, including, without limitation, with respect to proceeding with a Transaction.

         14. AUTHORIZATION. Each party hereto represents that it has the full corporate power and corporate authority necessary to execute, deliver and perform its respective obligations under this Letter.



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         If the foregoing satisfactorily reflects the understanding between us, please sign, date and return the enclosed copy of this Letter, which will then constitute our agreement with respect to the foregoing matters. This Letter may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                               Very truly yours,


                               SCHOTTENSTEIN STORES CORPORATION




                               By:   /s/Thomas R. Ketteler
                                   -----------------------------------
                                   Name:  Thomas R. Ketteler
                                   Title:  Chief Financial Officer


Accepted and Agreed:


VALUE CITY DEPARTMENT STORES, INC.




By:  /s/George Kolber
    ----------------------------------
     Name:  George Kolber
     Title:  Chief Executive Officer